   As filed with the Securities and Exchange Commission on September 18, 1997

                                                    Registration No. 333-
                                                                         ------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            QUAKER FABRIC CORPORATION
             (Exact name of registrant as specified in its charter)

          Delaware                                          04-1933106
(State or other jurisdiction of                  (I.R.S. Employer Identification
 incorporation or organization)                               Number)

                               941 Grinnell Street
                         Fall River, Massachusetts 02721
                                 (508) 678-1951
               (Address of principal executive offices) (Zip code)

                            Quaker Fabric Corporation
                             1997 Stock Option Plan
                              (Full title of plan)

                                Cynthia L. Gordan
                       Vice President and General Counsel
                            Quaker Fabric Corporation
                               941 Grinnell Street
                         Fall River, Massachusetts 02721
                                 (508) 678-1951
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                             ----------------------

                                   Copies to:
                             Arnold S. Jacobs, Esq.
                               Proskauer Rose LLP
                                  1585 Broadway
                          New York, New York 10036-8299
                                 (212) 969-3000

                        ---------------------------------

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
Title of securities to be      Amount to be       Proposed maximum        Proposed maximum          Amount of
registered                      registered         offering price        aggregate offering       registration
                                                    per share(1)               price                   fee
--------------------------------------------------------------------------------------------------------------------
Common Stock,                 500,000 shares             $22.94              $11,470,000              $3,476
par value $0.01 per share
--------------------------------------------------------------------------------------------------------------------
(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         Item 3.  Incorporation of Documents By Reference.

         The following documents filed with the Securities and Exchange Commission by Quaker Fabric Corporation, a Delaware corporation (the "Company" or the "Registrant"), are incorporated herein by reference:

     1. the Company's Annual Report on Form 10-K for the fiscal year ended January 4, 1997;

     2. the Company's Quarterly Report on Form 10-Q for the quarter ended April 5, 1997;

     3. the Company's Quarterly Report on Form 10-Q for the quarter ended July 5, 1997;

     4.  the Company's Current Report on Form 8-K, dated as of March 25, 1997;
         and

     5. the description of the Company's Common Stock, par value $0.01 per share, incorporated by reference in the Company's Registration Statement filed on Form 8-A pursuant to Section 12 of the Securities and Exchange Act of 1934, as amended, from the prospectus contained in the Company's Registration Statement filed on Form S-1, Registration No. 33-69002, under the caption "Description of Securities."

         All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing such documents.

         Item 4.  Description of Securities.

         Not applicable.

         Item 5.  Interest of Named Experts and Counsel.

         Not applicable.

         Item 6.  Indemnification of Directors and Officers.

         The Company is incorporated in Delaware. Section 145 of the Delaware General Corporation Law grants each corporation organized thereunder the power to indemnify its officers and directors against liability for certain of their acts. Article NINTH of the Company's Certificate of Incorporation provides that the Company shall indemnify any person who was or is a party to any action by reason of the fact that he is or was or has agreed to become a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability incurred by him in connection with such action, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, has no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interest of the Company and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. Article EIGHTH of the Company's Certificate of Incorporation provides, except to the extent prohibited by the Delaware General Corporation Law, that no director of the Company shall be liable to the Company for monetary damages for breach of fiduciary duty as a director. In addition, the Company has entered into indemnification agreements with certain of its directors indemnifying such persons against judgments and other expenses incurred in connection with pending or threatened litigation resulting from that director's position with the Company. The Company also provides its directors and officers coverage under a director's and officer's liability insurance policy.

         Item 7.  Exemption from Registration Claimed.

         Not applicable.

         Item 8.  Exhibits.

         4.1 Certificate of Incorporation of the Company, dated May 18, 1987. Incorporated by reference from the Company's Registration Statement on Form S-1, Registration No. 33-69002, filed with the Securities and Exchange Commission on September 17, 1993.

         4.2 By-laws of the Company. Incorporated by reference from the Company's Registration Statement on Form S-1, Registration No. 33-69002, filed with the Securities and Exchange Commission on September 17, 1993.

         4.3 Quaker Fabric Corporation 1997 Stock Option Plan. Incorporated by reference from Amendment No. 2 to the Company's Registration Statement on Form S-1, Registration No. 333-21957, filed with the Securities and Exchange Commission on March 11, 1997.

         5        Opinion of Proskauer Rose LLP

         23.1     Consent of Arthur Andersen LLP

         23.2     Consent of Proskauer Rose LLP (included in Exhibit 5).

         Item 9.  Undertakings.

         (a)      The undersigned Registrant hereby undertakes:

                           (1) To file, during any period in which offers or
                  sales are being made, a post-effective amendment to this registration statement, to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                           (2) That, for the purpose of determining any
                  liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a
                  post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fall River, State of Massachusetts, on September 18, 1997.

                                             Quaker Fabric Corporation

                                             By: /s/ Larry A. Liebenow
                                                 -------------------------------
                                                     President and Chief
                                                     Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

    SIGNATURES                         TITLE                                    DATE
    ----------                         -----                                    ----

/s/ Larry A. Liebenow              Director, President, and                September 18, 1997
---------------------              Chief Executive Officer
Larry A. Liebenow                  (Principal Executive Officer)


/s/ Paul J. Kelly*                 Vice President - Finance                September  18, 1997
------------------                 (Principal Financial Officer,
Paul J. Kelly                      and Principal Accounting Officer)


/s/ Sangwoo Ahn*                   Director                                September  18, 1997
----------------
Sangwoo Ahn

/s/ Jerry I. Porras*               Director                                September  18, 1997
--------------------
Jerry I. Porras

/s/ Eriberto R. Scocimara*         Director                                September 18, 1997
-------------------------
Eriberto R. Scocimara

* By Larry A. Liebenow
  Attorney-in-Fact

/s/ Larry A. Liebenow
---------------------
Larry A. Liebenow

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
                                            EXHIBIT INDEX

      Exhibit No.                        Document

         4.1      Certificate of Incorporation of the Company, dated May 18,
                  1987. Incorporated by reference from the Company's
                  Registration Statement on Form S-1, Registration No. 33-69002, filed with the Securities and Exchange Commission on September
                  17, 1993.

         4.2 By-laws of the Company. Incorporated by reference from the Company's Registration Statement on Form S-1, Registration No.
                  33-69002, filed with the Securities and Exchange Commission on September 17, 1993.

         4.3 Quaker Fabric Corporation 1997 Stock Option Plan. Incorporated by reference from Amendment No. 2 to the Company's
                  Registration Statement on Form S-1, Registration No.
                  333-21957, filed with the Securities and Exchange Commission on March 11, 1997.

         5        Opinion of Proskauer Rose LLP

         23.1     Consent of Arthur Andersen LLP

         23.2     Consent of Proskauer Rose LLP (included in Exhibit 5).